UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2007

GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota (Mail: P.O. Box 1113)	55426 (Mail: 55440)
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

General Mills Cereals, LLC (“GMC”), a subsidiary of General Mills, Inc. (the “Company”), expects to complete the scheduled remarketing of its Series B-1 Limited Membership Interests (the “Series B-1 Interests”) on August 2, 2007. An affiliate of the Company intends to purchase all of the outstanding Series B-1 Interests in the remarketing for a purchase price of approximately $849 million.

As a result of the Company’s purchase of the Series B-1 Interests, the Company anticipates that of the $14 million of appreciation in the Series B-1 Interests’ capital account, $8 million will be charged to retained earnings in the first quarter of fiscal 2008.

The Company expects the purchase of the Series B-1 Interests to close on August 7, 2007, which will complete the scheduled remarketing of the Series B-1 Interests.

This Report is neither an offer to sell nor the solicitation of an offer to buy the Series B-1 Interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 1, 2007

GENERAL MILLS, INC.
By:	/s/ Siri S. Marshall
Name: Siri S. Marshall Title: Senior Vice President, General Counsel & Secretary